Exhibit 99.1

Contacts:

Jeff Young Media Relations Akamai Technologies, Inc. 617-444-3913 jyoung@akamai.com	—or—	Natalie Temple Investor Relations Akamai Technologies, Inc. 617-444-3635 ntemple@akamai.com

AKAMAI REPORTS SECOND QUARTER 2011

FINANCIAL RESULTS

•	Revenue of $277.0 million, up 13 percent year-over-year

•	GAAP net income of $47.9 million, or $0.25 per diluted share, up 26 percent year-over-year

•	Normalized net income* of $65.8 million, or $0.35 per diluted share, up 1 percent year-over-year

CAMBRIDGE, Mass. – July 27, 2011 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading provider of cloud optimization services, today reported financial results for the second quarter ended June 30, 2011. Revenue for second quarter 2011 was $277.0 million, a 13 percent increase over second quarter 2010 revenue of $245.3 million, and slightly above first quarter 2011 revenue of $276.0 million.

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the second quarter of 2011 was $47.9 million, or $0.25 per diluted share, a 26 percent increase from second quarter 2010 GAAP net income of $38.1 million, or $0.20 per diluted share, and a 5 percent decrease from first quarter 2011 GAAP net income of $50.6 million, or $0.26 per diluted share.

The Company generated normalized net income* of $65.8 million, or $0.35 per diluted share, in the second quarter of 2011, a 1 percent improvement over second quarter 2010 normalized net income of $65.0 million, or $0.34 per diluted share, and down 9 percent from first quarter 2011 normalized net income of $72.2 million, or $0.38 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

Included in these results for the second quarter of 2011 is a tax charge of $28.3 million, based on a full-year GAAP tax rate of 35 percent. This tax rate is higher than the previous forecast of 32 to 33 percent, due to increased costs attributable to investment in the Company’s network outside of North America. The impact of the higher tax rate on net income in the second quarter of 2011 was approximately $5.0 million, or $0.03 per diluted share.

“Trends in cloud computing, Internet security, mobile connectivity, and the proliferation of online video have continued to drive our customers’ online initiatives and our business success,” said Paul Sagan, CEO of Akamai. “With the scale, data and software underlying the Akamai intelligent platform, combined with our deep industry expertise, we believe Akamai is uniquely capable of enabling our customers’ online businesses to grow revenues and reduce costs. We continue to position Akamai to lead the next evolution of cloud computing by investing in the business to build new and innovative solutions that leverage the Company’s core competencies.”

Adjusted EBITDA* for the second quarter of 2011 was $126.2 million, up 13 percent from $112.1 million in the second quarter of 2010 and down about 2 percent from $129.2 million in the prior quarter. Adjusted EBITDA margin* for the second quarter of 2011 was 46 percent, consistent with the same period last year. (*See Use of Non-GAAP Financial Measures below for definitions.)

Cash from operations was $111.8 million in the second quarter of 2011 or 40 percent of revenue. At the end of the second quarter of 2011, the Company had approximately $1.3 billion in cash, cash equivalents and marketable securities.

Sales through resellers and sales outside the United States accounted for 19 percent and 30 percent, respectively, of revenue for the second quarter 2011.

During the second quarter of 2011, under a share repurchase program that was approved by the Board of Directors in April 2009 and extended in April 2011, the Company repurchased approximately 1.5 million shares of common stock for $50.5 million at an average price of $32.90 per share. As of June 30, 2011, the Company had repurchased 8.3 million shares of common stock for $251.5 million at an average price of $30.15 per share.

As of June 30, 2011, the Company had approximately 186.0 million shares of common stock outstanding.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-866-800-8652 (or 1-617-614-2705 for international calls) and using passcode No. 92064685. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 65335286.

About Akamai

Akamai® provides market-leading, cloud-based services for optimizing Web and mobile content and applications, online HD video, and secure e-commerce. Combining highly-distributed, energy-efficient computing with intelligent software, Akamai’s global platform is transforming the cloud into a more viable place to inform, entertain, advertise, transact and collaborate. To learn how the world’s leading enterprises are optimizing their business in the cloud, please visit www.akamai.com and follow @Akamai on Twitter.

Financial Statements

Condensed Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	June 30, 2011	Dec. 31, 2010
Assets
Cash and cash equivalents	$205,629	$231,866
Marketable securities	291,596	374,733
Restricted marketable securities	51	272
Accounts receivable, net	178,260	175,366
Deferred income tax assets, current portion	28,069	28,201
Prepaid expenses and other current assets	47,348	48,029

Current assets	750,953	858,467
Marketable securities	788,152	636,486
Restricted marketable securities	45	45
Property and equipment, net	274,377	255,929
Goodwill and other intangible assets, net	506,801	515,370
Other assets	9,540	11,153
Deferred income tax assets, net	74,281	75,226

Total assets	$2,404,149	$2,352,676

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$115,962	$120,046
Other current liabilities	22,746	25,105

Current liabilities	138,708	145,151
Other liabilities	37,126	29,920

Total liabilities	175,834	175,071
Stockholders’ equity	2,228,315	2,177,605

Total liabilities and stockholders’ equity	$2,404,149	$2,352,676

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
	2011	2011	2010	2011	2010

Revenues	$276,989	$275,953	$245,318	$552,942	$485,347

Costs and operating expenses:
Cost of revenues * †	89,647	89,068	71,840	178,715	139,314
Research and development *	11,006	12,594	13,577	23,600	26,756
Sales and marketing *	52,837	53,365	55,203	106,202	104,871
General and administrative * †	45,975	43,901	43,707	89,876	83,257
Amortization of other intangible assets	4,292	4,277	4,152	8,569	8,260

Total costs and operating expenses	203,757	203,205	188,479	406,962	362,458

Operating income	73,232	72,748	56,839	145,980	122,889

Interest income, net	(3,096)	(2,960)	(2,771)	(6,056)	(5,433)
Loss on early extinguishment of debt	—	—	294	—	294
Other loss (income), net	107	1,035	(122)	1,142	(47)

Income before provision for income taxes	76,221	74,673	59,438	150,894	128,075
Provision for income taxes	28,300	24,056	21,315	52,356	49,074

Net income	$47,921	$50,617	$38,123	$98,538	$79,001

Net income per share:
Basic	$0.26	$0.27	$0.22	$0.53	$0.46
Diluted	$0.25	$0.26	$0.20	$0.52	$0.42

Shares used in per share calculations:
Basic	186,612	186,849	173,317	186,731	172,209
Diluted	190,179	191,383	190,479	190,781	189,746

*	Includes stock-based compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31	June 30,	June 30,	June 30,
	2011	2011	2010	2011	2010

Cash flows from operating activities:
Net income	$47,921	$50,617	$38,123	$98,538	$79,001
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets and deferred financing costs	41,333	41,134	34,858	82,467	68,028
Stock-based compensation	11,612	15,712	20,276	27,324	39,384
Provision for deferred income taxes, net	—	—	19,973	—	44,611
Excess tax benefits from stock-based compensation	(1,838)	(9,012)	(9,750)	(10,850)	(12,923)
(Gain) loss on investments and disposal of property and equipment, net	(113)	117	(264)	4	(245)
Provision for doubtful accounts	132	322	292	454	1,445
Non-cash portion of loss on early extinguishment of debt	—	—	294	—	294
Changes in operating assets and liabilities:
Accounts receivable	(7,101)	7,557	(18,988)	456	(16,406)
Prepaid expenses and other current assets	6,917	(6,076)	(28,906)	841	(40,284)
Accounts payable, accrued expenses and other current liabilities	2,678	(8,391)	25,198	(5,713)	11,878
Accrued restructuring	(32)	—	(48)	(32)	(93)
Deferred revenue	1,271	(3,453)	1,090	(2,182)	(1,319)
Other noncurrent assets and liabilities	9,068	(16)	4,232	9,052	762

Net cash provided by operating activities	111,848	88,511	86,380	200,359	174,133

Cash flows from investing activities:
Cash paid for acquired business, net of cash received	(375)	(175)	(12,010)	(550)	(12,010)
Purchases of property and equipment and capitalization of internal-use software costs	(42,740)	(46,235)	(66,097)	(88,975)	(101,287)
Proceeds from sales and maturities of short- and long-term marketable securities	263,870	247,267	317,165	511,137	504,722
Purchases of short- and long-term marketable securities	(302,520)	(275,615)	(382,614)	(578,135)	(614,679)
Proceeds from the sale of property and equipment	63	25	15	88	38
Increase in other investments	—	—	—	—	(500)
Decrease in restricted investments held for security deposits	—	221	—	221	8

Net cash used in investing activities	(81,702)	(74,512)	(143,541)	(156,214)	(223,708)

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	8,163	3,959	16,947	12,122	20,993
Excess tax benefits from stock-based compensation	1,838	9,012	9,750	10,850	12,923
Taxes paid related to net share settlement of equity awards	(3,507)	—	—	(3,507)	—
Repurchase of common stock	(48,935)	(43,678)	(20,376)	(92,613)	(42,621)

Net cash (used in) provided by financing activities	(42,441)	(30,707)	6,321	(73,148)	(8,705)

Effects of exchange rate changes on cash and cash equivalents	750	2,016	(1,878)	2,766	(2,519)

Net decrease in cash and cash equivalents	(11,545)	(14,692)	(52,718)	(26,237)	(60,799)
Cash and cash equivalents, beginning of period	217,174	231,866	173,224	231,866	181,305

Cash and cash equivalents, end of period	$205,629	$217,174	$120,506	$205,629	$120,506

	Three Months Ended			Six Months Ended
	June 30, 2011	Mar. 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Supplemental financial data (in thousands):

Stock-based compensation:
Cost of revenues	$590	$555	$707	$1,145	$1,408
Research and development	2,124	2,762	3,542	4,886	7,535
Sales and marketing	5,315	6,846	8,776	12,161	17,800
General and administrative	3,583	5,549	7,251	9,132	12,641

Total stock-based compensation	$11,612	$15,712	$20,276	$27,324	$39,384

Depreciation and amortization:
Network-related depreciation	$31,245	$30,687	$24,705	$61,932	$47,760
Capitalized stock-based compensation amortization	1,938	2,065	1,830	4,003	3,705
Other depreciation and amortization	3,858	4,105	3,987	7,963	7,909
Amortization of other intangible assets	4,292	4,277	4,152	8,569	8,260

Total depreciation and amortization	$41,333	$41,134	$34,674	$82,467	$67,634

Capital expenditures:
Purchases of property and equipment	$32,925	$35,600	$58,243	$68,525	$86,446
Capitalized internal-use software	9,815	10,635	7,854	20,450	14,841
Capitalized stock-based compensation	1,641	1,824	2,202	3,465	3,679

Total capital expenditures	$44,381	$48,059	$68,299	$92,440	$104,966

Net increase in cash, cash equivalents, marketable securities and restricted marketable securities	$28,236	$13,835	$15,894	$42,071	$50,791

End of period statistics:
Number of employees	2,244	2,225	1,976
Number of deployed servers	95,811	89,331	73,197

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which may make comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

Akamai defines “Adjusted EBITDA” as net income, before interest, income taxes, depreciation and amortization of tangible and intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments, foreign exchange gains and losses, loss on early extinguishment of debt and gains on legal settlements. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest income, or do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on the historical cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as a percentage of Adjusted EBITDA as a percentage of revenues. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation. Capital expenditures or capex are disclosed in Akamai’s consolidated Statement of Cash Flows in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income” as net income before amortization of other intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments and loss on early extinguishment of debt. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “normalized net income per share” as normalized net income, plus interest add-back for diluted share calculation, divided by the basic weighted average or diluted common shares outstanding used in GAAP net income per share calculations. Akamai considers normalized net income per share to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to Normalized net income

and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
	2011	2011	2010	2011	2010

Net income	$47,921	$50,617	$38,123	$98,538	$79,001

Amortization of other intangible assets	4,292	4,277	4,152	8,569	8,260
Stock-based compensation	11,612	15,712	20,276	27,324	39,384
Amortization of capitalized stock-based compensation	1,938	2,065	1,830	4,003	3,705
Loss on early extinguishment of debt	—	—	294	—	294
Acquisition related costs (benefits)	—	(440)	345	(440)	345

Total normalized net income:	65,763	72,231	65,020	137,994	130,989

Interest income, net	(3,096)	(2,960)	(2,771)	(6,056)	(5,433)
Provision for income taxes	28,300	24,056	21,315	52,356	49,074
Depreciation and amortization	35,103	34,792	28,692	69,895	55,669
Other loss (income), net	107	1,035	(122)	1,142	(47)

Total Adjusted EBITDA:	$126,177	$129,154	$112,134	$255,331	$230,252

Normalized net income per share:
Basic	$0.35	$0.39	$0.38	$0.74	$0.76
Diluted	$0.35	$0.38	$0.34	$0.72	$0.69

Shares used in normalized per share calculations:
Basic	186,612	186,849	173,317	186,731	172,209
Diluted	190,179	191,383	190,479	190,781	189,746

# # #

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the anticipated growth and development of our business and the markets in which we operate. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure to maintain the prices we charge for our services, loss of significant customers, failure of the markets we address or plan to address to develop as we expect or at all, inability to increase our revenue and keep our expenses consistent with revenues, inability to continue to generate positive cash flow, changes in estimates we make about tax liabilities and other contingencies, a failure of Akamai’s services or network infrastructure, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.